Exhibit 4.2

TALEND

2018 FREE SHARE PLAN

Approved by the Board of Directors on August 2nd, 2018

TABLE OF CONTENTS

1.	IMPLEMENTATION OF THE FREE SHARE PLAN		1

2.	DEFINITIONS		1

3.	PURPOSE		3

4.	BENEFICIARIES		3

5.	NOTICE OF THE GRANT OF THE SHARES		3

6.	VESTING PERIOD		4

	6.1.	Principle	4

	6.2	Internal mobility	5

	6.3	Disability	5

	6.4	Death	5

	6.5	Retirement	5

	6.6	Change in Control	5

7.	HOLDING PERIOD		7

	7.1	Principle	7

	7.2	Specific situations	8

8.	CHARACTERISTICS OF THE SHARES		8

9.	DELIVERY AND HOLDING OF THE SHARES		8

10.	INTERMEDIARY OPERATIONS		9

11.	ADJUSTMENT		9

12.	AMENDMENT OF THE 2018 PLAN		9

	12.1	Principle	9

	12.2	Notice of the amendments	10

13.	TAX AND SOCIAL RULES		10

14.	MISCELLANEOUS		10

	14.1	Rights of Beneficiary in his or her capacity of employee or officer	10

	14.2	Applicable law - Jurisdiction	10

	14.3	Provisions Applicable to Beneficiaries Located Outside of France	10

1.                            IMPLEMENTATION OF THE FREE SHARE PLAN

Pursuant to a decision dated June 26th, 2018, the combined ordinary and extraordinary general shareholders’ meeting of Talend, a French société anonyme whose registered office is located at 9, rue Pages, 92150 Suresnes, registered with the French Registry of commerce and companies under number 484 175 252 R.C.S. Nanterre (hereafter referred to as the “Company”) authorized the board of directors of the Company (hereafter referred to as the “Board of Directors”) to grant RSUs (referred to under French law as free shares) of the Company to the benefit of employees of the Company or to certain categories of such employees, and/or to the benefit of its corporate officers who meet the conditions set forth by Article L. 225-197-1 II of the French commercial code, as well as to the benefit of employees of companies or economic interest groups whose share capital or voting rights are held, directly or indirectly, by more than ten percent (10%) by the Company at the date of grant of such shares.

The Board of Directors decided on August 2nd, 2018, pursuant to the abovementioned authorization of the shareholders’ general meeting and after review and approval by the Compensation Committee of the Board of Directors (the “Compensation Committee”), to adopt this free share plan of the Company setting forth the conditions and criteria for the grant of such shares (hereafter referred to as the “2018 Plan”).

2.                            DEFINITIONS

Under the 2018 Plan, the following capitalized terms and expressions used in the 2018 Plan shall have the meaning ascribe to them below:

“Beneficiaries”	means the person(s) to whom the Board of Directors decided to Grant free shares as well as, as the case may be, his or her estate.

“Bylaws”	means the bylaws of the Company as in force from time to time.

“Cause”

means the occurrence of any of the following: (i) an act of dishonesty made by the Beneficiary in connection with the Beneficiary’s responsibilities as an employee, (ii) the Beneficiary’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) the Beneficiary’s violation of any federal, state, or securities law or regulation in a manner detrimental to the business of any member of the Group or of any federal, state, or securities law or regulation applicable to the business of any member of the Group, (iv) the Beneficiary’s unauthorized use or disclosure of any proprietary information or trade secrets of the Group or any other party to whom the Beneficiary owes an obligation of nondisclosure as a result of the Beneficiary’s relationship with the Group, (v) the Beneficiary’s willful and gross misconduct that is or could be materially injurious to any member of the Group, (vi) a material breach of any confidentiality agreement or invention assignment agreement between Beneficiary and any member of the Group, or (vii) the Beneficiary’s continued failure to perform the Beneficiary’s employment duties (other than a failure resulting from the Beneficiary’s “Disability”) after the Beneficiary has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Beneficiary has not substantially

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performed the Beneficiary’s duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.

“Change in Control”

means any of the following events: (i) a merger of the Company into another corporation which is not controlled by the shareholders controlling the Company immediately before the completion of the relevant merger, (ii) the sale by one or several shareholders of the Company, acting alone or in concert, to any acquirer of a number of Shares resulting in a transfer of more than fifty percent (50%) of the Shares and voting rights of the Company to said acquirer, or (iii) the sale of all or almost all assets of the Company to any acquirer which are not controlled by the Company or its shareholders.

“Change in Control Period”	means the period beginning three months prior to and ending 12 months following the Change in Control.

“Disability”

means the disability of a Beneficiary corresponding to the second or third categories set forth in article L. 341-4 of the French social security code[1]. A Beneficiary shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to comply with the above definition and satisfy the Company in its discretion.

“Grant”

means the decision of the Board of Directors to grant free Shares (actions gratuites) to Beneficiary(ies) under the 2018 Plan; provided that such Grant shall constitute a right to acquire Shares for free upon expiration of their Vesting Period subject to compliance with the terms and conditions of the 2018 Plan and the Grant Notice.

“Grant Date”	means the date when the Board of Directors decided to grant free Shares (actions gratuites) under the 2018 Plan.

“Grant Notice”

means, in case of a Grant, the information notice sent by the Company to the relevant Beneficiaries in order to inform them of the Grant to them of free Shares by the Company under the 2018 Plan, as set forth in Article 5 of the 2018 Plan (including any applicable exhibits and appendices attached thereto).

“Group”	means the Company together with all its affiliated entities within the meaning of article L. 225-197-2 of the French commercial code.

“Holding Period”	means, with respect to a free Share granted to a Beneficiary under the 2018 Plan, the period (if any) starting from its Vesting Date as set forth in such Beneficiary’s Grant Notice.

“Involuntary	means the termination of the Beneficiary’s Presence by the Company or any

1  Note : As at the date of adoption of this 2018 Plan by the Board of Directors, the second or third categories of disable persons set forth in article L. 341-4 of the French social security code are as follows: (i) a disable person unable to carry out any responsibilities and functions or (ii), in addition to being disable under (i) above, a disable person forced to call upon a third party in order to carry out the tasks necessary for everyday life.

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Termination”	of the companies of the Group without “Cause” (and not by reason of the Beneficiary’s death or Disability)

“Presence”	means the presence of the Beneficiary in his or her capacity of employee and/or corporate officer of the Company or of any of the companies of the Group.

“Shareholders’ Authorization”	means the authorization granted by the shareholders of the Company, at its meeting held on June 26, 2018, pursuant to its eighteenth resolution, to the Board of Directors to grant free Shares.

“Shares”	means the ordinary shares issued or to be issued by the Company representing its share capital, whether any such shares is represented by American Depository Receipts (“ADRs”) or not.

“Trading Day”

means, if applicable, in case and when the Company becomes listed on the French regulated market of Euronext in Paris during the Vesting Period (or, if any, the Holding Period)[2], the working days when shares are traded on such market, other than days when the listings end prior to the usual closing hour.

“Vesting Date”

means, with respect to a free Share granted to a Beneficiary under the 2018 Plan, the date when such free Share is definitively acquired by the relevant Beneficiary as set forth in his or her Grant Notice.

“Vesting Period”	means, with respect to a free Share granted to a Beneficiary under the 2018 Plan, the period from the Grant Date to the Vesting Date as set forth in the Grant Notice of the relevant Beneficiary.

3.                            PURPOSE

The purpose of the 2018 Plan is to set forth the terms and conditions for the Grant of free Shares in compliance with articles L. 225-197-1 et seq. of the French commercial code and the Shareholders’ Authorization.

4.                            BENEFICIARIES

Pursuant to the Shareholders’ Authorization, the Board of Directors shall (i) select the list of Beneficiaries among the Company’s eligible officers and employees as well as the eligible officers and employees of companies in which it holds, directly or indirectly, at least ten percent (10%) of the share capital and voting rights and (ii) determine the number of free Shares granted to each of them.

5.                            NOTICE OF THE GRANT OF THE SHARES

In case of a Grant, a Grant Notice must be sent to each relevant Beneficiary by the Board of Directors (or by any delegate thereof) by registered mail (postage prepaid, return receipt requested), by electronic delivery managed by a qualified e-certification provider (prestataire de services de

2  Note: As at the date of execution of the 2018 Plan, the Company is not listed on the French regulated market of Euronext in Paris.

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certification électronique) or by hand delivery with acknowledgement of receipt, together with a copy of the 2018 Plan, which notice shall specify, in particular, the number of Shares granted for free to the Beneficiary, their Vesting Period and, as the case may be, their Holding Period, as well as any country-specific provisions applicable to the Grant pursuant to Article 14.2 below.

The Beneficiary shall acknowledge receipt of the Grant Notice and of the 2018 Plan by returning signed copies of these documents within two (2) months from the date of receipt, the documents being deemed to have been received by Beneficiary on the date of first delivery. Failing which, the Grant to the relevant Beneficiary shall be null and void.

The fact that a person may benefit from the 2018 Plan does not imply that he or she shall benefit from any other plan that may be implemented thereafter.

6.                            VESTING PERIOD

6.1.                  Principle

Any free Share granted under the 2018 Plan shall be definitively acquired by the relevant Beneficiary upon expiration of its Vesting Period, subject to the following conditions being met:

•                  continued Presence of the relevant Beneficiary during the whole Vesting Period (the “Continuous Presence Condition”); provided that, unless otherwise specified in his or her Grant Notice, should the Continuous Presence Condition no longer be met during the relevant Vesting Period, the relevant Beneficiary shall definitely and irrevocably lose his or her right to acquire the relevant Shares granted to him or her on the date when such condition is no longer met; and

•                  as the case may be, satisfaction of performance conditions (the “Performance Conditions”) to be determined by the Board of Directors, in its sole discretion, and set forth in the Grant Notice of the relevant Beneficiary;

provided that, at any time during an Vesting Period, the Board of Directors may, in its sole discretion, decide to waive and release the relevant Beneficiary of the Continuous Presence Condition and/or, as the case may be, the Performance Conditions with respect to all or part of his or her free Shares; and

provided further that, pursuant to article L. 225-197-1 of the French commercial code, with respect to any free Share granted under the 2018 Plan: (a) the Vesting Period should be equal to at least one year and (b) the total duration of its Vesting Period and the Holding Period (if any) shall be equal to at least two years from the Grant Date (e.g., in case there is no Holding Period, the Vesting Period shall be equal to at least two years from the Grant Date).

For purposes of the Continuous Presence Condition, should the relevant Beneficiary be at the same time an employee and a corporate officer of the same company or of two companies of the Group, the loss of one of these functions during a Vesting Period shall not result in the loss of the right to acquire the relevant free Shares at the end of the relevant Vesting Period.

Pursuant to Article L. 225-197-3 of the French commercial code, during a Vesting Period, the Beneficiaries hold against the Company a right to acquire the relevant free Shares granted to him or her, which right is personal and may not be transferred until the end of the relevant Vesting Period.

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Prior to the completion of a Vesting Period of free Shares, the Beneficiaries do not own the relevant free Shares granted to them and, thus, are not shareholders of the Company with respect to such Shares, nor hold any rights attached to the existing Shares issued by the Company.

6.2                     Internal mobility

In the event of transfer or temporary assignment of the Beneficiary within a company of the Group during an Vesting Period, resulting in (i) the termination of the initial employment agreement or arrangement and the entering into of a new employment agreement or arrangement or of a position as corporate officer, and/or (ii) a resignation of the Beneficiary from his or her position as corporate officer and the acceptance of a new position of corporate officer or the entering into of a new employment agreement or arrangement in one of such companies, the Continuous Presence Condition of the relevant Beneficiary shall be deemed satisfied for purposes of Article 6.1 above so that the relevant Beneficiary shall retain his or her right to acquire free Shares at the end of the relevant Vesting Period.

6.3                     Disability

In the event of Disability before the end of a Vesting Period, the relevant free Shares shall be definitively acquired by the relevant Beneficiary on the date of his or her Disability.

6.4                     Death

In the event of death of a Beneficiary during a Vesting Period, the relevant free Shares shall be definitively acquired on the date of a request for acquisition (demande d’attribution des actions) notified to the Company by his or her estate; provided that such request shall be notified to the Company within six (6) months from the date of death of the relevant Beneficiary in compliance with Article L. 225-197-3 of the French commercial code.

6.5                     Retirement

In the event of retirement of a Beneficiary during a Vesting Period, the Board of Directors of the Company may decide, effective on the date of such retirement, that all or part of the conditions set forth in Article 6.1 above applicable to the relevant Beneficiary pursuant to his or her Grant Notice shall be waived or deemed met for all or part of the relevant Shares granted to him or her; provided, however, that the Continuous Presence Condition of the relevant Beneficiary shall have been satisfied between the Grant Date of the relevant free Shares and the date of his or her retirement.

6.6                     Change in Control

Unless otherwise provided by the Board of Directors, an agreement between a Group company and the Beneficiary or in the applicable Grant Notice, in the event of a Change in Control:

(i)                                     Where the successor corporation or parent or subsidiary of the successor corporation does not agree to assume or substitute for any outstanding Grant, for each Grant that is not assumed or substituted for and for which the consummation of the Change in Control occurs, should the Change in Control occur before the first anniversary of the Grant Date: all the Shares shall become fully and definitely acquired by the relevant Beneficiary on the first anniversary of the Grant Date; provided that (a) the Continuous Presence Condition shall be satisfied on the first anniversary of the Grant Date, (b) if not satisfied earlier, the

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Performance Conditions (if any) shall be satisfied automatically as if the Performance Conditions were achieved at target levels of performance on the first anniversary of the Grant Date, and (c) the relevant Shares shall be automatically subject to a mandatory additional 1-year Holding Period starting on the first anniversary of the Grant Date.

(ii)                                  Where the successor corporation or parent or subsidiary of the successor corporation does not agree to assume or substitute for any outstanding Grant, for each Grant that is not assumed or substituted for and for which the consummation of the Change in Control occurs, should the Change in Control occur on or after the first anniversary of the Grant Date: all the Shares shall become fully and definitely acquired by the relevant Beneficiary on the date of completion of the Change in Control (such date being the Vesting Date for purposes of this paragraph (ii)); provided that, should the date of completion date of the relevant Change in Control occur between the first and the second anniversary of the Grant Date, (a) the Continuous Presence Condition shall be satisfied on the completion date of the Change in Control, (b) if not satisfied earlier, the Performance Conditions (if any) shall be satisfied automatically as if the Performance Conditions were achieved at target levels of performance on the completion date of the Change in Control and (c) the relevant Shares shall be automatically subject to a mandatory additional Holding Period starting on the completion date of the Change in Control until the second anniversary of the Grant Date.

(iii)                               Notwithstanding anything in Article 6.6(i) or (ii) to the contrary, and except as would otherwise result in adverse tax consequences under Section 409A of the U.S. Internal Revenue Code (“Section 409A”), at any time prior to the completion date of the Change in Control, the Board of Directors may, in its sole discretion, provide for different treatment of free Shares in connection with a Change in Control, including, without limitation, cancelling all or part of the free Shares not yet acquired and paying instead to the relevant Beneficiaries a gross indemnity equal to the number of relevant free Shares (and Performance Conditions (if any) shall be satisfied automatically as if the Performance Conditions were achieved at target levels of performance) times the price per Share paid by the acquirer in the Change in Control, subject to such conditions as the Board of Directors determines in its discretion. The Board of Directors shall not be required to treat all Grants similarly for purposes of this Article 6.6.

(iv)                              For the purposes of this Article 6.6, a Grant will be considered assumed or substituted if, (a) following the Change in Control, the Grant confers the right to receive, for each Free Share subject to the Grant immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or the fair market value, as determined by the Board of Directors in good faith, of the consideration received in the Change in Control by holders of ordinary shares of the Company for each such share held on the effective date of the transaction; provided, however, that if such consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation, provide that the consideration to be received for each Free Share shall be solely common stock or ordinary shares of the successor corporation or its parent equal in fair market value, as determined by the Board of Directors in good faith, to the per share consideration received by holders of ordinary shares of the Company in the Change in Control; (b) any securities of the successor corporation or its parent forming part of the Grant following the Change in Control are freely tradable on a major stock exchange; and (c) the Grant otherwise remains subject to the same terms and conditions that were applicable to the Grant immediately prior to the Change in Control.

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Unless a Beneficiary is a party to a contract with the Company or any member of the Group providing for more favorable benefits, where the successor corporation or parent or subsidiary of the successor corporation does agree to assume or substitute for any outstanding Grant, in the event that an Involuntary Termination of a Beneficiary occurs within the Change in Control Period, and subject to the terms of the following paragraph (a) the Continuous Presence Condition shall be satisfied on the 55th day following such Involuntary Termination (or, if later and if necessary to satisfy any applicable Laws, the first anniversary of the Grant Date), (b) if not satisfied earlier, the Performance Conditions (if any) shall be satisfied automatically as if the Performance Conditions were achieved at target levels of performance on the 55th following such Involuntary Termination (or, if later and if necessary to satisfy any applicable Laws, the first anniversary of the Grant Date), and (c) to the extent necessary to satisfy any applicable laws, the relevant Shares (or any securities substituted therefor) shall be automatically subject to a mandatory additional 1-year Holding Period starting on the first anniversary of the Grant Date.

The receipt of the benefits set forth in the immediately preceding paragraph is subject to the Beneficiary signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include an agreement not to disparage any member of the Group, non-solicit provisions, and other standard terms and conditions) (the “Release” and such requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 60th day following the Beneficiary’s Involuntary Termination (the “Release Deadline”).  In addition, with respect to any Beneficiary that is a U.S. taxpayer, to the extent the benefits under the preceding paragraph qualify as deferred compensation under Section 409A, they will not be provided until the Beneficiary has a “separation from service” (within the meaning of Section 409A) and if the Beneficiary is a “specified employee” within the meaning of Section 409A, then the benefits will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which means that the Beneficiary will receive payment on the date that is six months and one day following the Executive’s separation from service, or, if earlier, the Beneficiary’s death.  Each benefit is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

7.                            HOLDING PERIOD

7.1                     Principle

During a Holding Period of free Shares, if any, the relevant Beneficiaries will be the owner of the free Shares granted under the 2018 Plan and will be shareholders of the Company. As a consequence, they will benefit from all the rights granted to shareholders of the Company.

However, the free Shares shall not be available during a Holding Period and the Beneficiaries may not transfer or pledge the Shares, by any means, or convert them into bearer form.

At the end of a Holding Period, the relevant Shares will be fully available, subject to the provisions of the following paragraph.

If and when the Company’s shares become listed on a French regulated market of Euronext in Paris (if applicable), at the end of a Holding Period, the free Shares granted under the 2018 Plan may not be transferred during the “black-out” periods set forth in Article L. 225-197-1 of the French commercial code, i.e., as currently provided:

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•                                within ten (10) Trading Days before and three (3) Trading Days after the date on which the consolidated accounts are published or, in case the Company is not required to prepare consolidated accounts, its annual statutory accounts are published;

•                                during the period between (i) the date when the Company’s management has knowledge of information which, if publicly known, could have a significant impact on the price of the Shares, and (ii) the date following a ten (10) Trading Day period after the date on which the relevant information is released publicly.

7.2                     Specific situations

As an exception to the second paragraph of Article 7.1 above, the free Shares granted to the Beneficiaries referred to in Article 6.3 above or to the beneficiaries of a deceased Beneficiary referred to in Article 6.4 above may be freely transferred as from the date when the relevant Shares become acquired pursuant to Article 6.3 or 6.4, as applicable.

8.                            CHARACTERISTICS OF THE SHARES

The Shares definitively acquired shall be, at the Company’s option, new ordinary shares to be issued by the Company or existing ordinary Shares acquired by the Company.

As from its Vesting Date, an acquired Share shall be subject to all the provisions of the Bylaws.

An acquired Share shall be assimilated to existing ordinary shares of the Company and shall benefit from the same rights as from its Vesting Date.

In compliance with article L. L225-197-1, I of the French commercial code, the Board of Directors has determined that, should a Beneficiary be an officer of the Company (i.e., managing director (directeur général) or deputy managing director (directeur général délégué), the relevant Beneficiary shall keep in registered form (nominatif pur) at least 10% of his or her free Shares until the termination of his or her functions as officer of the Company.

9.                            DELIVERY AND HOLDING OF THE SHARES

At the end of a Vesting Period, the Company shall deliver to the Beneficiary the relevant free Shares granted under the 2018 Plan provided that the conditions provided by Articles 5 and 6 above are met.

If a Vesting Date is not a working day, the delivery of the Shares shall be completed the first working day following the end of the relevant Vesting Period.

The Shares that may be acquired under the 2018 Plan will be held, during the Holding Period (if any), under the registered form (nominatif pur) in an individual account opened in the name of the relevant Beneficiary at BNP Paribas Securities Services with a mention that they cannot be transferred prior to the expiration of the Holding Period (if any).

If and when the Company becomes listed on the French regulated market of Euronext in Paris (if applicable), at the end of a Holding Period (or the end of a Vesting Period if there is no Holding Period), the relevant Shares will have to remain under the nominative form (nominatif pur) at BNP Paribas Securities Services until the time they are transferred to make sure that the restrictions set

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forth in the last paragraph of Article 7.1 above are complied with. The conversion of the Shares in another form (bearer form or nominatif administré) is not allowed under the rules of the 2018 Plan.

In the event that, as a consequence of the Grant of free Shares under the 2018 Plan, the Company or any of the companies of the Group shall be compelled to pay taxes, social costs or any other social security taxes or contributions in the name and on behalf of a Beneficiary, the Company retains the right to postpone or to forbid the delivery of the Shares on the Vesting Date until the relevant Beneficiary has paid to the Company or to the relevant company of the Group the amount corresponding to these taxes, social costs, or social security taxes or contributions.

10.                     INTERMEDIARY OPERATIONS

In the event of an exchange of shares of the Company without payment in cash (soulte) resulting from a merger or spin-off of the Company completed in compliance with the applicable laws during a Vesting Period or a Holding Period, the parties receiving the shares of the Company in the relevant transaction shall substitute to the Company for purposes of the free Shares granted under the 2018 Plan and the terms and conditions of the 2018 Plan, including in particular the durations of the Vesting Period and of the Holding Period (if any) shall survive and apply to the rights and shares received by the Beneficiaries from the relevant receiving parties in compliance with article L. 225-197-1 III of the French commercial code.

Further, provisions of the previous paragraph shall apply mutatis mudandis in case of an exchange of shares of the Company resulting from a tender offer, a division or a grouping of shares completed during the Holding Period (if any) in compliance with applicable laws.

11.                     ADJUSTMENT

Should the Company proceed, during a Vesting Period, to an amortization, to a decrease of its share capital, to an amendment of the allocation of its profits among its shareholders, to a Grant of free Shares to all its then existing shareholders, to a capitalization of reserves, profits or issue premiums, to an allocation of reserves or to an issuance of equity securities or giving right to the allocation of equity securities including a preferential subscription right reserved to the shareholders, the maximum number of Shares granted under the 2018 Plan may be adjusted in order to take into account the impact of such operation by application, mutatis mutandis, of the adjustment provisions set forth under applicable French law to the holders of stock options (options de souscription ou d’achat d’actions).

Each Beneficiary shall be informed of the terms of the relevant adjustment and of the consequences on the free Shares granted to him or her under the 2018 Plan; provided that the additional new free Shares which would be granted to him or her as a result of such adjustment shall be governed by the 2018 Plan.

12.                     AMENDMENT OF THE 2018 PLAN

12.1              Principle

The 2018 Plan may be amended by the Board of Directors at any time; provided that no amendment, alteration, suspension or termination of the 2018 Plan shall impair the rights of any Beneficiary without the prior written consent of the relevant Beneficiary.

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In case of any amendment during a Vesting Period, the amended provisions shall apply to the Beneficiaries of the Shares effective on the date of the decision to amend the 2018 Plan taken by the Board of Directors or, if applicable, the written consent of the Beneficiary.

12.2              Notice of the amendments

Any amendment to the 2018 Plan shall be notified to the Beneficiaries by any written means, including by regular mail, fax or e-mail.

13.                     TAX AND SOCIAL RULES

The Beneficiary shall bear all taxes and costs imposed on him or her under applicable laws in connection with the Grant of free Shares to him or her under the 2018 Plan and shall pay such taxes and costs when due.

Each Beneficiary shall be sole liable with respect to any filing imposed on him or her in connection with the Grant of the free Shares to him or her under the 2018 Plan.

14.                     MISCELLANEOUS

14.1              Rights of Beneficiary in his or her capacity of employee or officer

Neither the 2018 Plan nor any right granted to a Beneficiary in connection with the Grant of free Shares shall confer upon such Beneficiary any right with respect to continuing the Beneficiary’s employment or his term of office with the Company or any company of the Group, nor shall they interfere in any way with the Beneficiary’s right or the Company’s or company of the Group’s right, as the case may be, to terminate or amend such employment or such term of office at any time, with or without cause.

14.2              Applicable law - Jurisdiction

The 2018 Plan shall be governed by and construed in accordance with the laws of France. The relevant court of the registered office of the Company shall be exclusively competent to determine any claim or dispute arising in connection herewith

14.3              Provisions Applicable to Beneficiaries Located Outside of France

To facilitate compliance with laws and the administration of the 2018 Plan in countries outside of France, the Board of Directors may (i) establish subplans and modify the terms and conditions of, as well as the procedures and rules applicable to, Grants of free Shares to Beneficiaries residing and/or providing services outside of France and in particular locations, and (ii) take any action, before or after Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Board of Directors may adopt rules, procedures and subplans with provisions that (A) limit or modify rights on eligibility to receive a Grant under the 2018 Plan or rights applicable upon death, disability, retirement, termination of employment and Change in Control, and (B) address the payment of income tax, social insurance contributions and payroll taxes, withholding procedures and handling of any indicia of ownership of the Shares which may vary with local requirements.

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Acknowledgement of 2018 Plan

By accepting a Grant under the 2018 Plan through the Company’s electronic acceptance procedure, the Beneficiary represents that he or she has been provided with a copy of the 2018 Plan which he or she has perused and acknowledges and agrees that the provisions of the 2018 Plan apply to and are enforceable against him or her.

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[Beneficiary’s name]
[Personal address]	On [ ], 20

By electronic delivery

Re:

[Madam/Sir],

We are pleased to inform you (the “Beneficiary”) that, pursuant to the authorization granted by the shareholders of Talend, a French société anonyme (the “Company”) at their meeting held on [      ], 20  , the Company’s board of directors (the “Board”), during its meeting held on [      ], 20    (the “Grant Date”), has granted you a total number (the “Total Grant”) of [    ] free shares (actions gratuites) of the Company (the “RSUs”), par value EUR 0.08 each, subject to the terms and conditions of this Grant Notice (including any applicable exhibits and appendices attached hereto) (the “Grant Notice”) and the plan approved by the Board on August 2nd, 2018 (the “2018 Plan”), a copy of which is attached hereto. Unless otherwise defined herein, capitalized terms used in this Grant Notice have the same meanings given to such terms in the 2018 Plan.

The RSUs are governed by articles L. 225-197-1 et seq. of the French commercial code. They are not part of the employment agreement or of the office which has allowed you to be granted the RSUs, nor do they constitute an element of your remuneration.

In compliance with the 2018 Plan and applicable French law, the acquisition of your RSUs will be effective and final (i.e., the underlying Shares will be issued to you and be your property) as they vest during the Vesting Period (as described below), unless you cease to be an employee and/or officer of the Group for any reason whatsoever during the Vesting Period and thus the Continuous Presence Condition set forth in the 2018 Plan is not met; provided, however, that the acquisition date of your RSUs may be accelerated under certain terms and conditions as set forth in the 2018 Plan or in this Grant Notice; and provided further, however, that the acquisition date of your RSUs may be accelerated in accordance with the terms of certain Company policies affecting Beneficiary and/or agreements between any member of the Group and Beneficiary, including, without limitation, any change of control and severance agreement between any member of the Group and Beneficiary.

Unless otherwise elected on the election form on Appendix 1 (the “Election Form”), the Vesting Period of your RSUs is as follows:

Vesting Period	Vested RSUs

As an exception to the foregoing, unless you have elected for the Optional Accelerated Vesting Period in the Election Form, in case of termination of your Presence in the Group for any reason whatsoever (other than upon your retirement, death or Disability) between the first and second anniversaries of the Grant Date, the following accelerated vesting shall apply to your RSUs in lieu of the above Vesting Period:

Vesting Date/Period	Vested RSUs	Holding Period(1)

provided that, for the avoidance of doubt:

(i)                                    should your Presence be terminated before the first anniversary of the Grant Date, you shall definitely and irrevocably lose your right to acquire any of your RSUs;

(ii)                                 should your Presence be terminated after the second anniversary of the Grant Date and you have not elected for the Optional Accelerated Vesting Period in the Election Form, your initial Vesting Period set forth above (i.e., 50% upon the First Vesting Period, etc.) shall apply and not be accelerated;

(iii)                              any RSUs that vests before the Mandatory Date pursuant to the Vesting Period above shall be subject to an additional mandatory Holding Period starting on the relevant Vesting Date and expiring on the Mandatory Date; and

(iv)                             in case some or part of your RSUs have not vested before the termination of your Presence, you will definitely and irrevocably lose your right to acquire the relevant Shares on the date when your Continuous Presence Condition is no longer met.

Upon effective acquisition of your RSUs and except otherwise set forth in this Grant Notice, the 2018 Plan and/or the Election Form, your RSUs will not be subject to an additional Holding Period.

The other terms and conditions of your RSUs are further detailed in the 2018 Plan.  In addition, depending on your jurisdiction of residency and/or work, other terms and conditions may apply to your RSUs, as set out in the attached Exhibits A and B.

Moreover, if you timely complete and return the Election Form in the attached Appendix 1, certain additional terms may apply to your RSUs that will supersede the provisions set forth in this Grant Notice.

In order to effect the Grant of RSUs to you, please sign and return to us via our electronic acceptance procedure no later than on [notice date +     days], 20   one copy of (i) this Grant Notice (together with duly executed copy of the Election Form, if applicable) and (ii) the 2018 Plan, failing which the above Grant shall be null and void as from such date.

Yours sincerely,

[ ]

1

Acknowledgement of Grant Notice

By accepting the Grant through the Company’s electronic acceptance procedure, the Beneficiary represents that he or she has perused this Grant Notice (including Exhibits A and B, as well as Appendix 1, if applicable) which he or she accepts, and acknowledges that he or she is bound by this Grant Notice as from the date of such acceptance.

2

Exhibit A

to

Grant Notice

Talend 2018 Free Share Plan

Provisions for All Beneficiaries

This Exhibit A includes additional (or if so indicated, different) terms and conditions that govern the RSUs.

1.             Non-Transferability of RSUs.  The RSUs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.  The terms of the 2018 Plan and this Grant Notice shall be binding upon the executors, administrators, heirs, successors and assignees of the Beneficiary.

2.              Tax Obligations.

(a)                                 Responsibility for Taxes.   The Beneficiary acknowledges that, regardless of any action taken by the Company or, if different, the Beneficiary’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Beneficiary’s participation in the 2018 Plan and legally applicable to the Beneficiary (“Tax-Related Items”) is and remains the Beneficiary’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any.  The Beneficiary further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant of the RSUs, the acquisition of the Shares, the lifting of any restrictions on the Shares, the subsequent sale of the Shares acquired under the 2018 Plan and the receipt of any dividends or other distributions on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the Grant or any aspect of the RSUs to reduce or eliminate the Beneficiary’s liability for Tax-Related Items or achieve any particular tax result.  The Beneficiary acknowledges and agrees that the Company may refuse to deliver the Shares or the proceeds of the sale of Shares if the Beneficiary fails to comply with the Beneficiary’s obligations in connection with the Tax-Related Items.

(b)                                 Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Beneficiary agrees to make appropriate arrangements with the Company and/or the Employer for the satisfaction of all Tax-Related Items. In this regard, to the extent permissible under local law, the Beneficiary authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the withholding obligation for Tax-Related Items by one or a combination of the following:

(i)  requiring the Beneficiary to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items;

(ii) withholding from the Beneficiary’s wages or other cash compensation paid to the Beneficiary by the Company or the Employer;

(iii)  withholding from proceeds of the sale of Shares acquired under the 2018 Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Beneficiary’s behalf pursuant to this authorization without further consent); and/or

(iv) any other method permitted under the 2018 Plan and applicable law.

The withholding obligation for Tax-Related Items with respect to RSUs acquired prior to the second anniversary of the Date of Grant (if any) shall be satisfied by Beneficiary tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items.

Unless the “Cash Default Withholding” box is checked on the Election Form, the withholding obligation for Tax-Related Items with respect to RSUs acquired on or after the first anniversary of the First Vesting Date (as defined in the Election Form) shall be satisfied through a mandatory sale arranged by the Company (on Beneficiary’s behalf pursuant to this authorization without further consent) until otherwise determined by the Board in its sole discretion.

Depending on the withholding method and to the extent permitted under the 2018 Plan and applicable law, the Company and/or the Employer may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in a jurisdiction (in which case the Beneficiary will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares).

If the Beneficiary is subject to Tax-Related Items in more than one jurisdiction, the Beneficiary acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

3.              Nature of Grant.  In accepting the Grant, the Beneficiary acknowledges, understands and agrees that:

(a)                                 the 2018 Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the 2018 Plan and this Grant Notice;

(b)                                 the Grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)                                  all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d)                                 the Beneficiary’s participation in the 2018 Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Beneficiary’s employment relationship at any time with or without cause;

(e)                                  the Beneficiary is voluntarily participating in the 2018 Plan;

(f)                                   the RSUs and the Shares subject to the RSUs, and the income and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Beneficiary’s employment contract, if any;

(g)                                  the RSUs and the Shares subject to the RSUs, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)                                 the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(i)                                     the RSU grant will not be interpreted to form an employment contract with the Company, the Employer or any affiliated entity of the Company;

(j)                                    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k)                                 no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Beneficiary’s Presence (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Beneficiary is employed or the terms of the Beneficiary’s employment agreement, if any);

(l)                                     in the event of termination of the Beneficiary’s Presence, the Beneficiary’s right to receive the RSUs and to acquire the relevant Shares, if any, will terminate effective as of the date the Beneficiary receives notice of termination regardless of when such termination is effective; the Company shall have the exclusive discretion to determine when the Beneficiary’s Presence has terminated for purposes of the RSUs; any period of notice, or compensation in lieu of such notice, that is given or ought to have been given under any contract, statute, common law or civil law shall be excluded from the period of the Beneficiary’s Presence; and

(m)                             neither the Company nor any of its affiliated entities shall be liable for any foreign exchange fluctuation between the Beneficiary’s local currency and the United States dollar or any other currency that may affect the value of the RSUs, or the value of any amount due to the Beneficiary pursuant to the RSUs or the subsequent sale of any Shares acquired under the 2018 Plan.

4.                                    No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice nor is the Company making any recommendations regarding the Beneficiary’s participation in the 2018 Plan or the Beneficiary’s acquisition or sale of the underlying Shares.  The Beneficiary should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the 2018 Plan.

5.                                    Data Privacy. The Beneficiary is hereby informed that the Company will process personal data of the Beneficiary for the exclusive purpose of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of the Beneficiary’s personal data as described in this document by and among, as applicable, the Employer, the Company and its affiliated entities. The legal basis of such processing is the performance of the Grant.

The Beneficiary understands that the Company and the Employer may hold certain personal information about the Beneficiary, including, but not limited to, the Beneficiary’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Beneficiary’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the 2018 Plan. The Company may collect such Data from the Employer.

The Beneficiary understands that Personal Data may be transferred to Solium Shareworks or any other third parties assisting, as data processors, in the implementation, administration and management of the 2018 Plan.  The Beneficiary understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Beneficiary’s country.  When required for transfers of the Data to a recipient located in a country outside of the EU, the Company implements adequate legal safeguards such as appropriate contractual clauses. The Beneficiary understands that he or she may request a list with the names and addresses of any potential recipients of Data, as well as confirmation of the legal safeguards implemented — and a copy of the contractual clauses securing the transfer, if any —  by contacting the Beneficiary’s local human resources representative. The Beneficiary authorizes the Company, Solium Shareworks and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the 2018 Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan, including any requisite transfer of such Data to Solium Shareworks or another third party with whom the Beneficiary may elect to deposit any Shares received under the 2018 Plan.

The Beneficiary understands that Data will be held only as long as is necessary to implement, administer and manage the Beneficiary’s participation in the 2018 Plan.  The Beneficiary understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting the Beneficiary’s local human resources representative.

The processing of the Beneficiary’s Data is necessary for the performance of the Grant. If the Beneficiary objects to the processing of his/her Data in relation to the Grant,, his or her employment status would not be affected; the only consequence of such objection is that the Company would not be able to grant the RSUs to the Beneficiary or administer or maintain the RSUs.  Therefore, the Beneficiary understands that objecting to the processing may affect the Beneficiary’s ability to participate in the 2018 Plan. Beneficiary also has the right to lodge a complaint with a supervisory authority in relation to the processing of his Data.

6.                                    Country-Specific Provisions.  The RSUs and any Shares subject to or acquired pursuant to the RSUs shall be subject to any special terms and conditions set forth for the Beneficiary’s country in Exhibit B.  Moreover, if the Beneficiary relocates to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Beneficiary to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

7.                                    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and any Shares subject to or acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Beneficiary to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

8.                                    Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Beneficiary acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Beneficiary’s ability to acquire or hold Shares acquired under the 2018 Plan or cash received from participating in the 2018 Plan (including from any dividends or other distributions paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Beneficiary’s country.  The Beneficiary may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in Beneficiary’s country.  The Beneficiary also may be required to repatriate sale proceeds or other funds received as a result of participation in the 2018 Plan to the Beneficiary’s country through a designated bank or broker or within a certain time after receipt.  The Beneficiary acknowledges that it is his or her responsibility to be compliant with such regulations.

9.                                    Insider Trading Restrictions / Market Abuse Laws. The Beneficiary acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Beneficiary’s ability to acquire or sell Shares or rights to Shares (e.g., the RSUs) during such times as the Beneficiary is considered to have “insider information” regarding the Company (as defined by any applicable law).  Any restriction under these laws or regulations is separate from and in addition to any restriction that may be imposed under any applicable Company insider trading policy.

10.                             Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs and participation in the 2018 Plan by electronic means or to request the Beneficiary’s consent to participate in the 2018 Plan by electronic means.  The Beneficiary hereby consents to receive such documents by electronic delivery and agrees to participate in the 2018 Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

11.                             Waiver. The Beneficiary acknowledges that a waiver by the Company of breach of any provision of this Grant Notice shall not operate or be construed as a waiver of any other provision of this Grant Notice or of any subsequent breach by the Beneficiary or any other Beneficiary.

12.                             Entire Agreement. The 2018 Plan is incorporated herein by reference.  The 2018 Plan and this Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Beneficiary with respect to the subject matter hereof, and may not be modified adversely to the Beneficiary’s interest except by means of a writing signed by the Company and the Beneficiary.

13.                             Governing Law; Venue.   This Grant Notice is governed by the laws of the Republic of France.  Any claim or dispute arising under the 2018 Plan or this Grant Notice shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

14.                             U.S. Taxpayers.  The following provisions apply if the Beneficiary is subject to taxation in the United States without regard to the country of residence of the Beneficiary.

(a)                                 The Shares that become definitively acquired (vest) pursuant to Article 6 of the 2018 Plan shall be issued to the Beneficiary upon the date they become definitely acquired (vest) and in any event no later than 45 days thereafter.  Nothing in the foregoing shall prevent the Holding Period from applying to the Shares that are issued to the Beneficiary or shall otherwise contravene any provisions contained in Article 7.

(b)                                 It is intended that the RSUs are exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (together with any U.S. Department of Treasury Regulations promulgated and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof and any proposed regulations on which taxpayers may rely) (“Section 409A”), and the 2018 Plan and this Grant Notice shall be interpreted, construed and operated to reflect such intent. However, notwithstanding any other provision of the 2018 Plan or this Grant Notice, the Board shall have the right in its sole discretion (without any obligation to do so) to adopt such amendments to the 2018 Plan and/or this Grant Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as it determines are necessary or appropriate for the RSUs to comply with the requirements of Section 409A. The Company does not make any representation to the Beneficiary or any other party that the RSUs satisfy the requirements of Section 409A and will have no liability or other obligation to indemnify or hold harmless the Beneficiary or any other party for any tax, additional tax, interest or penalties that the Beneficiary or any other party may incur in the event that any provision of the 2018 Plan and/or this

Grant Notice, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

Exhibit B

to

Grant Notice

Talend 2018 Free Share Plan

Country-Specific Provisions for Beneficiaries Outside of France

This Exhibit B includes additional (or if so indicated, different) terms and conditions that govern the RSUs if the Beneficiary is in one of the countries listed herein.  If the Beneficiary is a citizen or resident of a country (or if the Beneficiary is considered as such for local law purposes) other than the one in which the Beneficiary is currently residing and/or working, or if the Beneficiary transfers to another country after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Beneficiary.

CANADA

Securities Law Notification.  The Beneficiary is permitted to sell the Shares acquired under the 2018 Plan through the designated broker appointed under the 2018 Plan, if any, provided the re-sale of the Shares acquired under the 2018 Plan takes place outside of Canada through the facilities of a securities exchange on which the Shares are listed.  The Shares are currently listed on the NASDAQ.

The following provisions will also apply to Beneficiaries who are resident in Quebec:

Data Privacy.  The following provision supplements Section 5 (Data Privacy) of Exhibit A to the Grant Notice:

The Beneficiary hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the 2018 Plan.  The Beneficiary further authorizes the Company, any of its affiliated entities, as well as a third party service provider, to disclose and discuss the 2018 Plan with their advisors and to record all relevant information and keep such information in Beneficiary’s employee file.

Language Consent.  The parties acknowledge that it is their express wish that the Grant Notice, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée.  Les parties reconnaissent avoir expressement souhaité que la convention “Grant Notice”, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

DENMARK

Stock Option Act. The Beneficiary acknowledges that he or she has received an Employer Statement in Danish which sets forth additional terms applicable to the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.

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GERMANY

No country-specific provisions.

INDIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ITALY

Data Privacy. The following provision replaces in its entirety Section 5 (Data Privacy) of Exhibit A to the Grant Notice:

The Beneficiary understands that the Employer, the Company, and its affiliated entities may hold certain personal information about the Beneficiary, including the Beneficiary’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Beneficiary’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the 2018 Plan.

The Beneficiary also understands that providing the Company with Data is necessary for the performance of the 2018 Plan and that the Beneficiary’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Beneficiary’s ability to participate in the 2018 Plan.  The Controller of personal data processing is Talend, with its principal operating offices at 800 Bridge Parkway, Suite 200, Redwood City, California 94065, and its representative in Italy is Talend Italy S.r.l., with its office at Milano (MI) Foro, Buonaparte 70 Cap 20121.

The Beneficiary understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the 2018 Plan.  The Beneficiary further understands that the Company and its affiliated entities will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Beneficiary’s participation in the 2018 Plan, and that the Company and/or its affiliated entities may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the 2018 Plan, including any requisite transfer to a broker or another third party with whom the Beneficiary may elect to deposit any Shares acquired under the 2018 Plan.  Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan.  The Beneficiary understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the 2018 Plan, the Beneficiary understands that the Company will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the 2018 Plan.

B-2

The Beneficiary understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Beneficiary’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the 2018 Plan.  The Beneficiary understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Beneficiary has the right to, including but not limited to, access, delete, update, ask for rectification of Data and cease, for legitimate reason, any processing of Data.  Furthermore, the Beneficiary is aware that Data will not be used for direct marketing purposes.  In addition, Data may be reviewed and questions or complaints can be addressed by contacting the Beneficiary’s local human resources department.

Plan Document Acknowledgement.  The Beneficiary acknowledges that the Beneficiary has been given access to the 2018 Plan, has reviewed the 2018 Plan and the Grant Notice in their entirety and fully understands and accepts all provisions of the 2018 Plan and the Grant Notice.  Further the Beneficiary specifically and expressly approves the following clauses of Exhibit A to the Grant Notice: Section 2 - Tax Obligations; Section 7 - Imposition of Other Requirements; Section 10 - Electronic Delivery and Participation; Section 14 - Governing Law; Venue.

JAPAN

No country-specific provisions.

NETHERLANDS

No country-specific provisions.

SINGAPORE

Securities Law Notification. The grant of the RSUs under the 2018 Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party.  The 2018 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  The Beneficiary should note that the RSUs are subject to section 257 of the SFA and the Beneficiary will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made (a) more than six months after the date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

CEO and Director Notification Information.  If the Beneficiary is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of an affiliated entity of the Company in Singapore (a “Singapore Entity”), the Beneficiary is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Entity in writing when the Beneficiary receives an interest (e.g., RSUs, Shares) or disposes of an interest in the Company or any related companies.  These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any of its affiliated entities or (ii) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.

B-3

SPAIN

Nature of Grant.  The following provision supplements Section 3 (Nature of Grant) of Exhibit A to the Grant Notice:

By accepting the RSUs, the Beneficiary acknowledges that her or she has received a copy of the 2018 Plan.

The Beneficiary further acknowledges, understands and agrees that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the 2018 Plan to employees of the Company and its affiliated entities throughout the world.  The decision to grant the RSUs is a limited decision that is entered into upon the express assumption and condition that any Grant will not economically or otherwise bind the Company or any of its affiliated entities on an ongoing basis other than as set forth in this Grant Notice.  Consequently, the Beneficiary understands that any Grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its affiliated entities) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Further, the Beneficiary understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the RSUs and the Shares is unknown and unpredictable.

Additionally, the Beneficiary understands that the right to acquire the Shares subject to the RSUs is expressly conditioned on his or her continued and active rendering of service to the Employer (or the Company or an affiliated entity) such that if the Beneficiary’s employment terminates for any reason whatsoever (except as expressly provided in Articles 6.3 and 6.4 of the 2018 Plan), the Beneficiary will definitely and irrevocably lose his or her right to acquire the relevant Shares as described in the 2018 Plan.  This will be the case, for example, even if (a) the Beneficiary is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) the Beneficiary is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Beneficiary terminates service due to a change of work location, duties or any other employment or contractual condition; (d) the Beneficiary terminates service due to the Company’s or any of its affiliated entity’s unilateral breach of contract; or (e) the Beneficiary’s employment terminates for any other reason whatsoever.  Consequently, upon termination of the Beneficiary’s employment for any of the above reasons, the Beneficiary will automatically lose the right to any Shares that have not been definitively acquired by the Beneficiary prior to the date of termination of employment.

Finally, the Beneficiary understands that this Grant would not be made to the Beneficiary but for the assumptions and conditions referred to herein; thus, the Beneficiary acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Grant of RSUs shall be null and void.

Securities Law Notification.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. This Grant Notice has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWITZERLAND

Securities Law Notification. The Grant of the RSUs and the issuance of any Shares is not intended to be a public offering in Switzerland.  Neither this document nor any other materials relating to the RSUs constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly

B-4

distributed nor otherwise made publicly available in Switzerland.  Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Tax Obligations. The following provision supplements Section 2 (Tax Obligations) of Exhibit A to the Grant Notice:

Without limitation to Section 2 of Exhibit A, the Beneficiary agrees that the Beneficiary is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or any affiliated entity or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The  Beneficiary also agrees to indemnify and keep indemnified the Company and any affiliated entity against any Tax-Related Items that they are required to pay or withhold on the Beneficiary’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Section 431 Election. The Beneficiary acknowledges and agrees that if requested by the Company or the Employer, the Beneficiary will enter into, jointly with the Employer, the joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisitions of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003), and the Beneficiary will not revoke such election at any time.  If applicable, this election will be to treat the Shares as if they were not restricted securities (for U.K. tax purposes only).

UNITED STATES

No country-specific provisions.

B-5

Appendix 1

to

Grant Notice

Talend 2018 Free Share Plan

Election Form

I am completing this election form (the “Election Form”) in connection with the receipt of the RSUs that are the subject of the Grant Notice (the “RSUs”) and electing to designate one or both of the following (each, an “Election Term”):

•                  The Vesting Period that applies to my RSUs; and/or

•                  The default method for satisfying the Tax-Related Items for the Shares I acquire under the RSUs

Optional Accelerated Vesting Period

☐            By checking this box, I hereby elect for the following Vesting Period (the “Optional Accelerated Vesting Period”) to apply to the RSUs in lieu of the Vesting Period set forth in my Grant Notice.

Vesting Date/Period	Vested RSUs	Holding Period

Acknowledgements

By checking the box immediately above, I acknowledge and agree to the following:

1.              For any RSUs that I acquire before the Mandatory Date, I agree to satisfy any applicable withholding obligation of any related Tax-Related Items by tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items in advance of such vesting date.  If I fail to make the appropriate arrangements for the payment of any Tax-Related Items when any of these RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, to the extent permissible under applicable law, the Company may refuse to deliver the Shares or the proceeds of the sale of Shares.

2.              The acquisition date of my RSUs may be accelerated under certain terms and conditions as set forth in the 2018 Plan, or in accordance with the terms of certain Company policies affecting me and/or agreements between any member of the Group and me, including, without limitation, any change of control and severance agreement between any member of the Group and me.

3.              Any Shares that vest before the Mandatory Date pursuant to the Vesting Period above shall be subject to an additional mandatory Holding Period starting on the relevant Vesting Date and expiring on the Mandatory Date. During the Holding Period, I agree and acknowledge that I will not have the ability to dispose of the Shares prior to expiration of the Holding Period to cover the cost of such Tax-Related Items or any other tax obligations associated with the RSUs I acquire prior to the expiration of the Holding Period.

4.              My election on this Election Form with respect to the Vesting Period is irrevocable with respect to the RSUs. A new separate Election Form must be submitted with respect to any future grant of restricted stock units.

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5.              I understand that I may, if I choose, check the box under the “Vesting Period” and not the box under the “Default Tax Withholding Mechanism.”

Default Tax Withholding Mechanism

☐            By checking this box, I hereby elect that, to the extent permitted by applicable law, I shall satisfy any withholding obligation of any Tax-Related Items for any Shares I acquire under my RSUs on or after the Mandatory Date by tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items in advance of such date (the “Cash Default Withholding”).

Acknowledgements

By checking the box immediately above, I acknowledge and agree to the following:

1.              Except as otherwise restricted by applicable law, my election of the Cash Default Withholding is irrevocable with respect to the RSUs unless and until otherwise approved by the Board. A new separate Election Form must be submitted with respect to any future grant of restricted stock units.

2.              If I fail to make the appropriate arrangements for the payment of any Tax-Related Items via the Cash Default Withholding when the RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, to the extent permissible under applicable law, the Company may refuse to deliver the Shares or the proceeds of the sale of Shares.

3.              I understand that I may, if I choose, check the box under the “Default Tax Withholding Mechanism” but not the box under the “Vesting Period.”

I have received the Grant Notice and 2018 Plan.  I have carefully read, understand and agree to be bound by all of the terms and conditions of the Grant Notice and 2018 Plan.  The Company has advised me to consult my legal, accountant and/or financial advisor before making any decision about the Election Form.

Nothing herein will be construed as a right to my continued employment or service with the Company or any affiliated entity of the Company for any period and my employment or service may be terminated at any time by me or the Company or my Employer, with or without cause or notice, subject to the provisions of applicable law.

Unless this form is timely completed properly and returned to the Company by [notice date +     days], 20  , the RSUs will be granted and issued subject to the terms of the Grant Notice and the 2018 Plan, and this Election Form will have no impact.

Capitalized terms used herein will have the meaning ascribed to them in the Grant Notice or the 2018 Plan, unless otherwise defined herein.

If you have any questions regarding this Election Form, please contact Aaron Ross, General Counsel by email at                    .

2

BENEFICIARY	COMPANY

Signature	By

Print Name	Print Name

Date	Title

[Beneficiary’s name]
[Personal address]	On [ ], 20

By electronic delivery

Re:

[Madam/Sir],

We are pleased to inform you (the “Beneficiary”) that, pursuant to the authorization granted by the shareholders of Talend, a French société anonyme (the “Company”) at their meeting held on June 26th, 2018, the Company’s board of directors (the “Board”), during its meeting held on [     ], 2018 (the “Grant Date”), has granted you a total number of [    ] free shares (actions gratuites) of the Company (the “RSUs”), par value EUR 0.08 each, subject to the terms and conditions of this Grant Notice (including any applicable exhibits and appendices attached hereto) (the “Grant Notice”) and the plan approved by the Board on August 2nd, 2018 (the “2018 Plan”), a copy of which is attached hereto. Unless otherwise defined herein, capitalized terms used in this Grant Notice have the same meanings given to such terms in the 2018 Plan.

The RSUs are governed by articles L. 225-197-1 et seq. of the French commercial code. They are not part of the employment agreement or of the office which has allowed you to be granted the RSUs, nor do they constitute an element of your remuneration.

In compliance with the 2018 Plan and applicable French law, you will be entitled to acquire effectively and finally all or part of your RSUs (i.e., the underlying shares will be issued to you and be your property) upon the relevant Vesting Date below subject to the following calendar and performance conditions, and further subject to any election you make on the election form attached as Appendix 1 (the “Election Form”):

[insert vesting schedule]

provided that the “Number of Vested Shares” means the number of RSUs which you effectively will be entitled to acquire on the applicable Vesting Date, calculated as follows:

Number of Vested Shares = X% x NFS

where:

(a)                       “NFS” is equal to the total number of RSUs granted to you, i.e., [     ] RSUs;

(b)                       “X%” shall be equal to:

[insert performance metrics]

provided further that:

•             Should the Number of Vested Shares have decimals, such number shall be rounded down to the nearest whole number;

•             for purposes of calculation of the Number of Vested Shares, the Company shall notify (the “Company Notice”) such amount to you no later than five (5) business days prior to the First Vesting Date, which notice shall also specify the Number of Vested Shares, which amount shall be final and binding and not subject to contest or appeal; and

•             Should the Number of Vested Shares be less than the total number of RSUs granted to you, you shall lose your right to acquire the balance of your RSUs that is less than the Number of Vested Shares effective on the earlier of (a) the date of the Company Notice or (b) the First Vesting Date.

The acquisition of the relevant Number of Vested Shares on the applicable Vesting Date is further subject to your Continuous Presence Condition set forth in the 2018 Plan being met upon such Vesting Date (i.e., you shall have not ceased to be an officer of the group for any reason whatsoever upon such Vesting Date); provided, however, that the Vesting Date of your RSUs may be accelerated under certain terms and conditions as set forth in the 2018 Plan or in this Grant Notice; and provided further, however, that the Vesting Date of your RSUs may be accelerated in accordance with the terms of certain Company policies affecting Beneficiary and/or agreements between any member of the Group and Beneficiary, including, without limitation, any change of control and severance agreement between any member of the Group and Beneficiary.

As an exception to the foregoing, unless you have elected for the Optional Accelerated Vesting Period in the Election Form, in case of termination of your Presence in the Group for any reason whatsoever (other than upon your retirement, death or Disability) between the first and second anniversaries of the Grant Date, the following accelerated vesting shall apply to your RSUs in lieu of the above Vesting Period set forth in paragraphs above:

a.              [insert additional vesting]

provided that, for the avoidance of doubt:

(i)                                     should your Presence be terminated before the first anniversary of the Grant Date, you shall definitely and irrevocably lose your right to acquire any of your RSUs;

(ii)                                 should your Presence be terminated after the second anniversary of the Grant Date and you have not elected for the Optional Accelerated Vesting Period in the Election Form, your initial Vesting Period set forth above shall apply and not be accelerated;

(iii)                              any RSUs that vests before the Mandatory Date pursuant to the Vesting Period above shall be subject to an additional mandatory Holding Period starting on the relevant Vesting Date and expiring on the Mandatory Date; and

(iv)                             in case some or part of your RSUs have not vested before the termination of your Presence, you will definitely and irrevocably lose your right to acquire the relevant Shares on the date when your Continuous Presence Condition is no longer met.

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Upon effective acquisition of your RSUs and except otherwise set forth in this Grant Notice, the 2018 Plan and/or the Election Form, your RSUs will not be subject to an additional Holding Period.

The other terms and conditions of your RSUs are further detailed in the 2018 Plan.  In addition, depending on your jurisdiction of residency and/or work, other terms and conditions may apply to your RSUs, as set out in the attached Exhibits A and B.

Moreover, if you timely complete and return the Election Form in the attached Appendix 1, certain additional terms may apply to your RSUs that will supersede the provisions set forth in this Grant Notice.

In order to effect the Grant of RSUs to you, please sign and return to us via our electronic acceptance procedure no later than on [notice date +    days], 20   one copy of (i) this Grant Notice (together with duly executed copy of the Election Form, if applicable) and (ii) the 2018 Plan, failing which the above Grant shall be null and void as from such date.

Yours sincerely,

[ ]

Acknowledgement of Grant Notice

By accepting the Grant through the Company’s electronic acceptance procedure, the Beneficiary represents that he or she has perused this Grant Notice (including Exhibits A and B, as well as Appendix 1, if applicable) which he or she accepts, and acknowledges that he or she is bound by this Grant Notice as from the date of such acceptance.

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Exhibit A

to

Grant Notice

Talend 2018 Free Share Plan

Provisions for All Beneficiaries

This Exhibit A includes additional (or if so indicated, different) terms and conditions that govern the RSUs.

15.      Non-Transferability of RSUs.  The RSUs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.  The terms of the 2018 Plan and this Grant Notice shall be binding upon the executors, administrators, heirs, successors and assignees of the Beneficiary.

16.       Tax Obligations.

(c)                                  Responsibility for Taxes.   The Beneficiary acknowledges that, regardless of any action taken by the Company or, if different, the Beneficiary’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Beneficiary’s participation in the 2018 Plan and legally applicable to the Beneficiary (“Tax-Related Items”) is and remains the Beneficiary’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any.  The Beneficiary further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant of the RSUs, the acquisition of the Shares, the lifting of any restrictions on the Shares, the subsequent sale of the Shares acquired under the 2018 Plan and the receipt of any dividends or other distributions on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the Grant or any aspect of the RSUs to reduce or eliminate the Beneficiary’s liability for Tax-Related Items or achieve any particular tax result.  The Beneficiary acknowledges and agrees that the Company may refuse to deliver the Shares or the proceeds of the sale of Shares if the Beneficiary fails to comply with the Beneficiary’s obligations in connection with the Tax-Related Items.

(d)                                 Tax  Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Beneficiary agrees to make appropriate arrangements with the Company and/or the Employer for the satisfaction of all Tax-Related Items. In this regard, to the extent permissible under local law, the Beneficiary authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the withholding obligation for Tax-Related Items by one or a combination of the following:

(i)  requiring the Beneficiary to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items;

(ii)  withholding from the Beneficiary’s wages or other cash compensation paid to the Beneficiary by the Company or the Employer;

(iii)  withholding from proceeds of the sale of Shares acquired under the 2018 Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Beneficiary’s behalf pursuant to this authorization without further consent); and/or

(iv) any other method permitted under the 2018 Plan and applicable law.

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The withholding obligation for Tax-Related Items with respect to RSUs acquired prior to the second anniversary of the Date of Grant (if any) shall be satisfied by Beneficiary tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items.

Unless the “Cash Default Withholding” box is checked on the Election Form, the withholding obligation for Tax-Related Items with respect to RSUs acquired on or after the first anniversary of the First Vesting Date (as defined in the Election Form) shall be satisfied through a mandatory sale arranged by the Company (on Beneficiary’s behalf pursuant to this authorization without further consent) until otherwise determined by the Board in its sole discretion.

Depending on the withholding method and to the extent permitted under the 2018 Plan and applicable law, the Company and/or the Employer may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in a jurisdiction (in which case the Beneficiary will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares).

If the Beneficiary is subject to Tax-Related Items in more than one jurisdiction, the Beneficiary acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

17.       Nature of Grant.  In accepting the Grant, the Beneficiary acknowledges, understands and agrees that:

(e)                                  the 2018 Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the 2018 Plan and this Grant Notice;

(f)                                   the Grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(g)                                  all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(h)                                 the Beneficiary’s participation in the 2018 Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Beneficiary’s employment relationship at any time with or without cause;

(i)                                     the Beneficiary is voluntarily participating in the 2018 Plan;

(j)                                    the RSUs and the Shares subject to the RSUs, and the income and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Beneficiary’s employment contract, if any;

(k)                                 the RSUs and the Shares subject to the RSUs, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

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(l)                                     the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(m)                             the RSU grant will not be interpreted to form an employment contract with the Company, the Employer or any affiliated entity of the Company;

(n)                                 the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(o)                                 no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Beneficiary’s Presence (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Beneficiary is employed or the terms of the Beneficiary’s employment agreement, if any);

(p)                                 in the event of termination of the Beneficiary’s Presence, the Beneficiary’s right to receive the RSUs and to acquire the relevant Shares, if any, will terminate effective as of the date the Beneficiary receives notice of termination regardless of when such termination is effective; the Company shall have the exclusive discretion to determine when the Beneficiary’s Presence has terminated for purposes of the RSUs; any period of notice, or compensation in lieu of such notice, that is given or ought to have been given under any contract, statute, common law or civil law shall be excluded from the period of the Beneficiary’s Presence; and

(q)                                 neither the Company nor any of its affiliated entities shall be liable for any foreign exchange fluctuation between the Beneficiary’s local currency and the United States dollar or any other currency that may affect the value of the RSUs, or the value of any amount due to the Beneficiary pursuant to the RSUs or the subsequent sale of any Shares acquired under the 2018 Plan.

18.                             No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice nor is the Company making any recommendations regarding the Beneficiary’s participation in the 2018 Plan or the Beneficiary’s acquisition or sale of the underlying Shares.  The Beneficiary should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the 2018 Plan.

19.                             Data Privacy. The Beneficiary is hereby informed that the Company will process personal data of the Beneficiary for the exclusive purpose of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of the Beneficiary’s personal data as described in this document by and among, as applicable, the Employer, the Company and its affiliated entities. The legal basis of such processing is the performance of the Grant.

The Beneficiary understands that the Company and the Employer may hold certain personal information about the Beneficiary, including, but not limited to, the Beneficiary’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Beneficiary’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the 2018 Plan. The Company may collect such Data from the Employer.

The Beneficiary understands that Personal Data may be transferred to Solium Shareworks or any other third parties assisting, as data processors, in the implementation, administration and

A-3

management of the 2018 Plan.  The Beneficiary understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Beneficiary’s country.  When required for transfers of the Data to a recipient located in a country outside of the EU, the Company implements adequate legal safeguards such as appropriate contractual clauses. The Beneficiary understands that he or she may request a list with the names and addresses of any potential recipients of Data, as well as confirmation of the legal safeguards implemented — and a copy of the contractual clauses securing the transfer, if any —  by contacting the Beneficiary’s local human resources representative. The Beneficiary authorizes the Company, Solium Shareworks and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the 2018 Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan, including any requisite transfer of such Data to Solium Shareworks or another third party with whom the Beneficiary may elect to deposit any Shares received under the 2018 Plan.

The Beneficiary understands that Data will be held only as long as is necessary to implement, administer and manage the Beneficiary’s participation in the 2018 Plan.  The Beneficiary understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting the Beneficiary’s local human resources representative.

The processing of the Beneficiary’s Data is necessary for the performance of the Grant. If the Beneficiary objects to the processing of his/her Data in relation to the Grant,, his or her employment status would not be affected; the only consequence of such objection is that the Company would not be able to grant the RSUs to the Beneficiary or administer or maintain the RSUs.  Therefore, the Beneficiary understands that objecting to the processing may affect the Beneficiary’s ability to participate in the 2018 Plan. Beneficiary also has the right to lodge a complaint with a supervisory authority in relation to the processing of his Data.

20.                             Country-Specific Provisions.  The RSUs and any Shares subject to or acquired pursuant to the RSUs shall be subject to any special terms and conditions set forth for the Beneficiary’s country in Exhibit B.  Moreover, if the Beneficiary relocates to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Beneficiary to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

21.                             Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and any Shares subject to or acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Beneficiary to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.                             Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Beneficiary acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Beneficiary’s ability to acquire or hold Shares acquired under the 2018 Plan or cash received from participating in the 2018 Plan (including from any dividends or other distributions paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Beneficiary’s country.  The Beneficiary may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in Beneficiary’s country.  The Beneficiary also may be required to repatriate sale proceeds or other funds received as a result of participation in the 2018 Plan to the Beneficiary’s country through a designated bank or broker or within a certain time after receipt.  The Beneficiary acknowledges that it is his or her responsibility to be compliant with such regulations.

A-4

23.                             Insider Trading Restrictions / Market Abuse Laws. The Beneficiary acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Beneficiary’s ability to acquire or sell Shares or rights to Shares (e.g., the RSUs) during such times as the Beneficiary is considered to have “insider information” regarding the Company (as defined by any applicable law).  Any restriction under these laws or regulations is separate from and in addition to any restriction that may be imposed under any applicable Company insider trading policy.

24.                             Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs and participation in the 2018 Plan by electronic means or to request the Beneficiary’s consent to participate in the 2018 Plan by electronic means.  The Beneficiary hereby consents to receive such documents by electronic delivery and agrees to participate in the 2018 Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

25.                             Waiver. The Beneficiary acknowledges that a waiver by the Company of breach of any provision of this Grant Notice shall not operate or be construed as a waiver of any other provision of this Grant Notice or of any subsequent breach by the Beneficiary or any other Beneficiary.

26.                             Entire Agreement. The 2018 Plan is incorporated herein by reference.  The 2018 Plan and this Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Beneficiary with respect to the subject matter hereof, and may not be modified adversely to the Beneficiary’s interest except by means of a writing signed by the Company and the Beneficiary.

27.                             Governing Law; Venue.   This Grant Notice is governed by the laws of the Republic of France.  Any claim or dispute arising under the 2018 Plan or this Grant Notice shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

28.                             U.S. Taxpayers.  The following provisions apply if the Beneficiary is subject to taxation in the United States without regard to the country of residence of the Beneficiary.

(r)                                    The Shares that become definitively acquired (vest) pursuant to Article 6 of the 2018 Plan shall be issued to the Beneficiary upon the date they become definitely acquired (vest) and in any event no later than 45 days thereafter.  Nothing in the foregoing shall prevent the Holding Period from applying to the Shares that are issued to the Beneficiary or shall otherwise contravene any provisions contained in Article 7.

(s)                                   It is intended that the RSUs are exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (together with any U.S. Department of Treasury Regulations promulgated and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof and any proposed regulations on which taxpayers may rely) (“Section 409A”), and the 2018 Plan and this Grant Notice shall be interpreted, construed and operated to reflect such intent. However, notwithstanding any other provision of the 2018 Plan or this Grant Notice, the Board shall have the right in its sole discretion (without any obligation to do so) to adopt such amendments to the 2018 Plan and/or this Grant Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as it determines are necessary or appropriate for the RSUs to comply with the requirements of Section 409A. The Company does not make any representation to the Beneficiary or any other party that the RSUs satisfy the requirements of Section 409A and will have no liability or other obligation to indemnify or hold harmless the Beneficiary or any other party for any tax, additional tax, interest or penalties that the Beneficiary or any other party may incur in the event that any provision of the 2018 Plan and/or this Grant Notice, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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Exhibit B

to

Grant Notice

Talend 2018 Free Share Plan

Country-Specific Provisions for Beneficiaries Outside of France

This Exhibit B includes additional (or if so indicated, different) terms and conditions that govern the RSUs if the Beneficiary is in one of the countries listed herein.  If the Beneficiary is a citizen or resident of a country (or if the Beneficiary is considered as such for local law purposes) other than the one in which the Beneficiary is currently residing and/or working, or if the Beneficiary transfers to another country after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Beneficiary.

CANADA

Securities Law Notification.  The Beneficiary is permitted to sell the Shares acquired under the 2018 Plan through the designated broker appointed under the 2018 Plan, if any, provided the re-sale of the Shares acquired under the 2018 Plan takes place outside of Canada through the facilities of a securities exchange on which the Shares are listed.  The Shares are currently listed on the NASDAQ.

The following provisions will also apply to Beneficiaries who are resident in Quebec:

Data Privacy.  The following provision supplements Section 5 (Data Privacy) of Exhibit A to the Grant Notice:

The Beneficiary hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the 2018 Plan.  The Beneficiary further authorizes the Company, any of its affiliated entities, as well as a third party service provider, to disclose and discuss the 2018 Plan with their advisors and to record all relevant information and keep such information in Beneficiary’s employee file.

Language Consent.  The parties acknowledge that it is their express wish that the Grant Notice, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée.  Les parties reconnaissent avoir expressement souhaité que la convention “Grant Notice”, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

DENMARK

Stock Option Act. The Beneficiary acknowledges that he or she has received an Employer Statement in Danish which sets forth additional terms applicable to the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.

GERMANY

No country-specific provisions.

INDIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ITALY

Data Privacy. The following provision replaces in its entirety Section 5 (Data Privacy) of Exhibit A to the Grant Notice:

The Beneficiary understands that the Employer, the Company, and its affiliated entities may hold certain personal information about the Beneficiary, including the Beneficiary’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Beneficiary’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the 2018 Plan.

The Beneficiary also understands that providing the Company with Data is necessary for the performance of the 2018 Plan and that the Beneficiary’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Beneficiary’s ability to participate in the 2018 Plan.  The Controller of personal data processing is Talend, with its principal operating offices at 800 Bridge Parkway, Suite 200, Redwood City, California 94065, and its representative in Italy is Talend Italy S.r.l., with its office at Milano (MI) Foro, Buonaparte 70 Cap 20121.

The Beneficiary understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the 2018 Plan.  The Beneficiary further understands that the Company and its affiliated entities will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Beneficiary’s participation in the 2018 Plan, and that the Company and/or its affiliated entities may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the 2018 Plan, including any requisite transfer to a broker or another third party with whom the Beneficiary may elect to deposit any Shares acquired under the 2018 Plan.  Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Beneficiary’s participation in the 2018 Plan.  The Beneficiary understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the 2018 Plan, the Beneficiary understands that the Company will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the 2018 Plan.

The Beneficiary understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Beneficiary’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the 2018 Plan.  The Beneficiary understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Beneficiary has the right to, including but not limited to, access, delete, update, ask for rectification of Data and cease, for legitimate reason, any processing of Data.  Furthermore, the Beneficiary is aware that Data will not be used for direct marketing purposes.  In addition, Data may be reviewed and questions or complaints can be addressed by contacting the Beneficiary’s local human resources department.

Plan Document Acknowledgement.  The Beneficiary acknowledges that the Beneficiary has been given access to the 2018 Plan, has reviewed the 2018 Plan and the Grant Notice in their entirety and fully understands and accepts all provisions of the 2018 Plan and the Grant Notice.  Further the Beneficiary specifically and expressly approves the following clauses of Exhibit A to the Grant Notice: Section 2 - Tax Obligations; Section 7 - Imposition of Other Requirements; Section 10 - Electronic Delivery and Participation; Section 14 - Governing Law; Venue.

JAPAN

No country-specific provisions.

NETHERLANDS

No country-specific provisions.

SINGAPORE

Securities Law Notification. The grant of the RSUs under the 2018 Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party.  The 2018 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  The Beneficiary should note that the RSUs are subject to section 257 of the SFA and the Beneficiary will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made (a) more than six months after the date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

CEO and Director Notification Information.  If the Beneficiary is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of an affiliated entity of the Company in Singapore (a “Singapore Entity”), the Beneficiary is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Entity in writing when the Beneficiary receives an interest (e.g., RSUs, Shares) or disposes of an interest in the Company or any related companies.  These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any of its affiliated entities or (ii) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.

SPAIN

Nature of Grant.  The following provision supplements Section 3 (Nature of Grant) of Exhibit A to the Grant Notice:

By accepting the RSUs, the Beneficiary acknowledges that her or she has received a copy of the 2018 Plan.

The Beneficiary further acknowledges, understands and agrees that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the 2018 Plan to employees of the Company and its affiliated entities throughout the world.  The decision to grant the RSUs is a limited decision that is entered into upon the express assumption and condition that any Grant will not economically or otherwise bind the Company or any of its affiliated entities on an ongoing basis other than as set forth in this Grant Notice.  Consequently, the Beneficiary understands that any Grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its affiliated entities) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Further, the Beneficiary understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the RSUs and the Shares is unknown and unpredictable.

Additionally, the Beneficiary understands that the right to acquire the Shares subject to the RSUs is expressly conditioned on his or her continued and active rendering of service to the Employer (or the Company or an affiliated entity) such that if the Beneficiary’s employment terminates for any reason whatsoever (except as expressly provided in Articles 6.3 and 6.4 of the 2018 Plan), the Beneficiary will definitely and irrevocably lose his or her right to acquire the relevant Shares as described in the 2018 Plan.  This will be the case, for example, even if (a) the Beneficiary is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) the Beneficiary is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Beneficiary terminates service due to a change of work location, duties or any other employment or contractual condition; (d) the Beneficiary terminates service due to the Company’s or any of its affiliated entity’s unilateral breach of contract; or (e) the Beneficiary’s employment terminates for any other reason whatsoever.  Consequently, upon termination of the Beneficiary’s employment for any of the above reasons, the Beneficiary will automatically lose the right to any Shares that have not been definitively acquired by the Beneficiary prior to the date of termination of employment.

Finally, the Beneficiary understands that this Grant would not be made to the Beneficiary but for the assumptions and conditions referred to herein; thus, the Beneficiary acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Grant of RSUs shall be null and void.

Securities Law Notification.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. This Grant Notice has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWITZERLAND

Securities Law Notification. The Grant of the RSUs and the issuance of any Shares is not intended to be a public offering in Switzerland.  Neither this document nor any other materials relating to the RSUs constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland.  Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Tax Obligations. The following provision supplements Section 2 (Tax Obligations) of Exhibit A to the Grant Notice:

Without limitation to Section 2 of Exhibit A, the Beneficiary agrees that the Beneficiary is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or any affiliated entity or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The  Beneficiary also agrees to indemnify and keep indemnified the Company and any affiliated entity against any Tax-Related Items that they are required to pay or withhold on the Beneficiary’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Section 431 Election. The Beneficiary acknowledges and agrees that if requested by the Company or the Employer, the Beneficiary will enter into, jointly with the Employer, the joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisitions of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003), and the Beneficiary will not revoke such election at any time.  If applicable, this election will be to treat the Shares as if they were not restricted securities (for U.K. tax purposes only).

UNITED STATES

No country-specific provisions.

Appendix 1

to

Grant Notice

Talend 2018 Free Share Plan

Election Form

I am completing this election form (the “Election Form”) in connection with the receipt of the RSUs that are the subject of the Grant Notice (the “RSUs”) and electing to designate one or both of the following (each, an “Election Term”):

•                  The Vesting Period that applies to my RSUs; and/or

•                  The default method for satisfying the Tax-Related Items for the Shares I acquire under the RSUs

Optional Accelerated Vesting Period

☐            By checking this box, I hereby elect for the following Vesting Period (the “Optional Accelerated Vesting Period”) to apply to the RSUs in lieu of the Vesting Period set forth in my Grant Notice.

a.              [insert vesting schedule]

Acknowledgements

By checking the box immediately above, I acknowledge and agree to the following:

1.              For any RSUs that I acquire before the Mandatory Date, I agree to satisfy any applicable withholding obligation of any related Tax-Related Items by tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items in advance of such vesting date.  If I fail to make the appropriate arrangements for the payment of any Tax-Related Items when any of these RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, to the extent permissible under applicable law, the Company may refuse to deliver the Shares or the proceeds of the sale of Shares.

2.              The acquisition date of my RSUs may be accelerated under certain terms and conditions as set forth in the 2018 Plan, or in accordance with the terms of certain Company policies affecting me and/or agreements between any member of the Group and me, including, without limitation, any change of control and severance agreement between any member of the Group and me.

3.              Any Shares that vest before the Mandatory Date pursuant to the Vesting Period above shall be subject to an additional mandatory Holding Period starting on the relevant Vesting Date and expiring on the Mandatory Date. During the Holding Period, I agree and acknowledge that I will not have the ability to dispose of the Shares prior to expiration of the Holding Period to cover the cost of such Tax-Related Items or any other tax obligations associated with the RSUs I acquire prior to the expiration of the Holding Period.

4.              My election on this Election Form with respect to the vesting schedule is irrevocable with respect to the RSUs. A new separate Election Form must be submitted with respect to any future grant of RSUs.

5.              I understand that I may, if I choose, check the box under the “Vesting Period” and not the box under the “Default Tax Withholding Mechanism.”

Default Tax Withholding Mechanism

☐            By checking this box, I hereby elect that, to the extent permitted by applicable law, I shall satisfy any withholding obligation of any Tax-Related Items for any Shares I acquire under my RSUs on or after the Mandatory Date by tendering a cash payment to the Company or the Employer in the amount of the Tax-Related Items in advance of such date (the “Cash Default Withholding”).

Acknowledgements

By checking the box immediately above, I acknowledge and agree to the following:

1.              Except as otherwise restricted by applicable law, my election of the Cash Default Withholding is irrevocable with respect to the RSUs unless and until otherwise approved by the Board. A new separate Election Form must be submitted with respect to any future grant of RSUs.

2.              If I fail to make the appropriate arrangements for the payment of any Tax-Related Items via the Cash Default Withholding when the RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, to the extent permissible under applicable law, the Company may refuse to deliver the Shares or the proceeds of the sale of Shares.

3.              I understand that I may, if I choose, check the box under the “Default Tax Withholding Mechanism” but not the box under the “Vesting Period.”

I have received the Grant Notice and 2018 Plan.  I have carefully read, understand and agree to be bound by all of the terms and conditions of the Grant Notice and 2018 Plan.  The Company has advised me to consult my legal, accountant and/or financial advisor before making any decision about the Election Form.

Nothing herein will be construed as a right to my continued employment or service with the Company or any affiliated entity of the Company for any period and my employment or service may be terminated at any time by me or the Company or my Employer, with or without cause or notice, subject to the provisions of applicable law.

Unless this form is timely completed properly and returned to the Company by [notice date +    days], 20  , the RSUs will be granted and issued subject to the terms of the Grant Notice and the 2018 Plan, and this Election Form will have no impact.

Capitalized terms used herein will have the meaning ascribed to them in the Grant Notice or the 2018 Plan, unless otherwise defined herein.

If you have any questions regarding this Election Form, please contact Aaron Ross, General Counsel by email at                      .

BENEFICIARY	COMPANY

Signature	By

Print Name	Print Name

Date	Title

WARRANT AGREEMENT

BETWEEN:

•                  [             ], residing at [                                       ],

hereinafter referred to as the “Beneficiary”,

AND:

•                  TALEND, a French société anonyme with a share capital of EUR [                 ], the registered office of which is located at 9, rue Pages - 92150 Suresnes, France, registered with the French Registre du commerce et des societies under number 484 175 252 R.C.S. Nanterre, hereinafter referred to as “Talend” or the “Company”.

WHEREAS:

On [                    ], the board of directors (conseil d’administration) of the Company (the “Board”), acting upon delegation of the shareholders meeting of the Company held on [          ], issued and granted to the Beneficiary [                ] warrants (bons de souscription d’actions) (the “Warrants”) subject to the terms and conditions of this agreement.

Date of Grant:	[ ]

Subscription price of the Warrants (“Subscription Price”):	EUR [ ] (i.e., EUR [ ] per Warrant)

Maximum number of ordinary shares to be subscribed upon exercise of the Warrants:	[ ] (i.e., [ ] per Warrant)

Exercise price per share:	EUR [ ]

Term/Expiration date of the Warrant:	10 years as from the date of issuance of the Warrants, i.e., [ ]

Article 1 - Validity of the Warrants

The Warrants shall be subscribed by and issued validly to the Beneficiary on the date hereof, subject to the condition precedent that the Beneficiary has, no later than on the date hereof:

(i) fully paid up the Subscription Price of the Warrants by wire transfer to the bank account of the Company set forth in Exhibit 1 hereto; and

(ii) duly initialed, executed and returned to the Company the following documents:

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•              One original copy of the subscription form of the Warrants substantially in the form attached as Exhibit 1 hereto; and

•              Two original copies of the short-form shareholders’ agreement substantially in the form attached under Exhibit 2 hereto.

Article 2 - Exercise of the Warrants

2.1.                           [Vesting period, e.g.:

Vesting period

The Warrants may be exercised by the Beneficiary according to the following vesting schedule:

(a)                                [             ] Warrants as from [       ],

(b)                                [             ]  Warrants as from [       ],

(c)                                 [             ]  Warrants as from the earlier of (i) [       ] and (ii) the date of the General Meeting of Shareholders held to approve the accounts for the fiscal year ending [   ], and

(d)                                in any case, at the latest within ten (10) years as from the Date of Grant;

provided that:

(i)            in the case of each of (a), (b) and (c) above, the term of the office of the Beneficiary as member of the Board (administrateur) of the Company shall not have expired or been terminated, either by the Company or the Beneficiary, for any reason whatsoever on or prior to the date set forth in (a), (b) or (c) above, as applicable, on which the relevant Warrants become vested; provided that his term of office shall not be deemed to have expired in case of renewal of such term by the shareholders’ meeting of the Company, and

(ii)         in the case of each of (a), (b) and (c) above, the Beneficiary shall have attended at least 75% of the board meetings (x) to which he has been convened as director (administrateur) of the Company and (y) held during the 12-month period preceding immediately the date set forth in (a), (b) or (c) above, as applicable, on which the relevant Warrants become vested.

The number of Warrants that could be exercised pursuant to the above vesting schedule will always be rounded down to the nearest full number.

If the Beneficiary fails to exercise the Warrants in whole or in part within the period in (d) above of ten (10) years, the Warrants will lapse automatically.

In the event of a merger of the Company into another corporation or of the sale by one or several shareholders, acting alone or in concert, of the Company to one or several third parties of a number of shares of the Company resulting in a transfer of more than fifty per cent (50%) of the shares of the Company to said third parties (in each case, a “Liquidity Event”), the Board shall have the discretion to determine whether or not Beneficiary’s right to exercise the Warrants will be accelerated so that the Beneficiary may exercise all of them with effect immediately prior to the completion of the relevant Liquidity Event.

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Further, unless otherwise decided by the Board no later than on the date of completion of the relevant event set forth below:

(a)                                in case of termination of the Beneficiary’s office for any reason (resignation, revocation, expiration), the Beneficiary shall retain his or her vested Warrants (i.e., the Warrants that may be exercised by him or her as at the effective date of such expiration) and shall be entitled to exercise them until the 10th anniversary of the Date of Grant; and

(b)                                in case of death of the Beneficiary, the Warrants that may be exercised on the date of his or her death shall have to be exercised the Beneficiary ‘s estate or by a person who acquired the right to exercise the Warrants within six (6) months after such date;

provided that, on the one hand, the Warrants which are not vested (i.e., that may not be exercised) on the date of occurrence of any of the events listed under paragraph (a) or (b) above will automatically lapse and that, on the other hand, the above mentioned delays shall not result in an extension of the validity of the Warrants beyond the above ten-year (10) period.]

2.2.                           Exercise Procedure

The Warrants are exercisable by delivery of an exercise notice, substantially in the form attached as Exhibit 3 hereto (the “Exercise Notice”), comprising a share subscription form (bulletin de souscription) which shall state the Beneficiary’s election to exercise all or parts of the Warrants and the number of shares in respect of which the Warrants are being exercised (the “Exercised Shares”). The Exercise Notice shall be executed by the Beneficiary and shall be hand delivered or sent by certified mail to the Company or its designated representative or by facsimile promptly confirmed by certified mail to the Company. In compliance with Article 2.3 below, if the payment of the aggregate exercise price of all Exercised Shares is made by bank check, the original check shall be attached to the Exercise Notice. If the subscription price of the shares is paid by wire transfer, the subscription price of the shares shall be paid by wire transfer to the Company’s bank account at the latest within ten (10) calendar days following the receipt by the Company of the Exercise Notice. In any case, the Warrants shall be deemed to be exercised validly only upon receipt by the Company of a valid Exercise Notice to which is attached a proof of payment by the Beneficiary of the aggregate exercise price.

Upon exercise of the Warrants, the shares issued to the Beneficiary shall be assimilated with all other ordinary shares of the Company and shall be entitled to any dividend for the fiscal year during which the Exercised Shares are subscribed and issued.

2.3.                           Payment of the Exercised Shares

Payment of the aggregate exercise price of the Exercised Shares shall be made, at the election of the Beneficiary, by:

(1)                                bank wire transfer;

(2)                               bank check;

(3)                               offset against receivables in accordance with applicable French law; or

(4)                               any combination of the above methods of payment.

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Article 3 — Other terms of the Warrants

In compliance with applicable French law:

In the event of a reduction in share capital of the Company due to losses by way of reduction of the number of outstanding shares of the Company, the right of the holder of the Warrants as regards the number of shares to be issued upon exercise of the Warrants shall be reduced accordingly, as if the Warrants holder had been a shareholder of the Company as from the date of issuance of the Warrants.

In the event of a reduction in share capital of the Company due to losses by way of reduction of the par value of the Company’s shares, the subscription price of the shares issued upon exercise of the Warrants shall not change, the issue premium being increased by the amount of the reduction of the par value.

In the event of a reduction in share capital of the Company not related to losses by way of reduction of the par value of the shares, the subscription price of the shares issued upon exercise of the Warrants shall be reduced accordingly.

In the event of a reduction in share capital of the Company not related to losses by way of reduction of the number of shares, the holder of the Warrants, if he exercises the Warrants, shall be entitled to request the repurchase of his shares under the same conditions as if he had been a shareholder of the Company as at the date of the repurchase by the Company of its own shares.

In case of rights issue (in which all shareholders are offered to participate prorata their respective equity stake), the Company will take either or several of the following decisions to preserve the rights of the holder of the Warrants, in accordance with the provisions of Article L. 228-99 of the French Commercial Code:

1. either permit the holder of the Warrants to exercise it immediately to enable the Beneficiary to participate in the rights issue, which will not alter or limit the rights of the Beneficiary to exercise the Warrants under Section 2.1 of this Warrant Agreement; or

2. take any measures which will allow the Beneficiary, should he exercises the Warrants subsequently, to irrevocably subscribe at that time its prorata share of the new issue or obtain a free allotment, or receive cash or goods similar to those distributed in the rights issue, in the same quantities or proportions and under the same conditions as if the Beneficiary already exercised the Warrants and had thus been a shareholder of the Company at the time when those operations took place, or

3. adjust the conditions of subscription initially fixed in order to take account of the impact of the rights issue. In that case, such adjustment will be carried out by applying the method provided for in Article R. 228-91 of French Commercial Code, it being specified that the value of the preferential subscription right as well as the value of the share before detachment of the subscription right shall be determined, if need be, by the board of directors on the basis of the subscription, exchange or sale price per share retained at the time of the last operation occurred on the Company’s share capital (share capital increase, contribution in kind, sale of shares, etc.) during the six (6) month-period preceding the said meeting of the board of directors, or, if no such transaction has been carried out during the said period, on the basis of any other financial parameter that appears relevant to the board of directors (and which will be confirmed by the Company’s auditor).

The Company is authorized, without requesting the specific consent of the holder of the Warrants, to modify its corporate form and its corporate purpose.

In compliance with the provisions of Article L. 228-98 of the French Commercial Code, the Company cannot amend the rules regarding profit allocation, amortize the share capital and create and issue

4

preferred shares entailing any such modification or amortization without requesting the specific consent of the holder of the Warrants.

Article 4 - Governing Law

This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under this agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

Executed at [ ];
in two (2) original copies,
on

[ ]

Talend SA
Name: [ ]
Title: [ ]

5

EXHIBIT 1

SUBSCRIPTION FORM OF THE WARRANTS

TALEND

Société anonyme au capital de [               ] euros

Siège social : 9, rue Pages - 92150 Suresnes

484 175 252 R.C.S. Nanterre

SUBSCRIPTION FORM

Amount and terms of the issuance of the warrants

Issuance at a total price of EUR [         ] of [      ] warrants (hereafter the “Warrants”), giving the right to subscribe a maximum number of [           ] ordinary shares, at a fixed price of EUR [     ] each (issue premium included), to be fully paid up in cash or by way of offset against receivables and the subscription of which has been reserved to the subscriber.

The issuance has been decided by the board of directors of TALEND on [            ] pursuant to the authorization granted to it by the shareholders’ meeting of [                           ].

The terms and conditions of the Warrants are described in the warrant agreement executed by the subscriber and TALEND on [                ], 2016.

The subscription period is opened from [         ], 2016 to [        ], 2016 included.

The amount of the subscription shall be addressed to the registered office of the Company or transferred on the bank account opened in the name of the Company with Bank [       ], Bank Code: [                 ] Desk Code: [                 ], Account: [                    ], Cle RIB: [                     ], IBAN International Bank Account Number [                              ] (the “Bank Account”).

—ooOoo—

The undersigned:

[            ], residing at [                                                               ],

acknowledging the terms and conditions of the Warrants,

hereby subscribes the Warrants and pays the amount of its subscription, i.e. EUR [           ], by bank transfer to the Bank Account.

Executed in [           ]

On [               ]

In two copies

[ ]*

* Signature preceded by: “Approval for formal and irrevocable subscription of [                       ] Warrants”

EXHIBIT 2

Short-form Shareholders’ Agreement

EXHIBIT 3

EXERCISE NOTICE OF THE WARRANTS

(Share subscription form)

TALEND SA

[ ]
[ ]
France	[ ], [ ]

Attention: [               ]

[               ], residing at [                                                         ],

holder of [            ] Warrants, each giving right to subscribe for an ordinary share of TALEND (the “Company”) issued pursuant to the resolution of the board of directors of the Company dated [                ],

having examined the terms and conditions of the Warrants,

hereby

exercise [         ] Warrants

and

subscribe consequently for [        ] ordinary shares of the Company, for a subscription price per share of EUR [            ], share premium included,

pays, for this subscription, the total amount of EUR [       ], corresponding to the aggregate of the nominal value and the share premium of the above mentioned ordinary shares,

by wire transfer to the Company’s bank account opened at [        ], Bank Code: [           ], Desk Code: [                    ], Account: [                    ], Cle RIB: [                        ], IBAN International Bank Account Number [   ].

Executed at [               ]

On [               ]

In two copies

[ ]*

* Signature preceded by: “Approval for formal and irrevocable subscription of [                         ] ordinary shares” (number of shares to be mentioned in both figures and letters.)

TALEND

NOTICE OF GRANT OF EMPLOYEE WARRANTS

Section I

ADDRESSEE

We are pleased to inform you that the board of directors, making use of the delegation granted to it by virtue of the    resolution of the extraordinary general meeting of shareholders of TALEND (the “Company”) held on    has decided to grant you a total of       Employee Warrants, governed by the terms of the corresponding resolution submitted to the vote of the above-referenced shareholder meeting and to a meeting of the Board of Directors held on      , copies of which are attached as Schedule 1 hereto and of the present notice of grant (“Notice of Grant”) :

•                  Date of Grant:

•                  Vesting Start Date:

•                  Total number of warrants :

•                  Total number of shares that may be subscribed upon exercise of the warrants:

•                  Strike price per share:

•                  Total strike price:

•                  Expiration of warrants:

Effective date of the warrants:

The warrants are effective as of the date of grant.

Vesting Schedule:

The warrants vest and may be exercised by the recipient according to the following schedule:

•                  In the amount of 25% of the warrants following the expiration of 12 months the  , i.e.

•                  Thereafter, 6.25% of the warrants shall vest each quarter following

•                  At the latest, 10 years after the date of grant. Any warrants which have not been exercised by this time shall be cancelled.

The number of warrants that may be exercised according to the vesting schedule shall be rounded down to the nearest whole number.

Notwithstanding the foregoing, unless the board of directors decides otherwise at the latest immediately prior to the closing of a Transaction (as defined below), in the event of a merger into or acquisition by another company, or the sale by one or more shareholders of the Company to one or more third parties, acting alone or in concert, of shares representing at least 50% of the share capital of the Company (“Transaction”), the vesting of the warrants shall be accelerated such that any warrants that have not vested as of the date of the Transaction shall be exercisable.

In addition, absent a decision to the contrary by the Board of Directors, the warrants must be exercised by the holders or their beneficiaries as set forth below, barring which the warrants shall be cancelled:

(a)         Within a period of three months following the termination of employment of the holder with the Company or any of its affiliates, whether such termination is at the initiative of the holder of the Company or its affiliate as the case may be;

(b)         At the latest immediately upon the closing of a Transaction as defined above, provided however that the Company shall be required to provide no less than 15 days’ notice to the holders of the warrants of the closing of any Transaction of which they may not be aware;

(c)          Within a period of 9 months following the incapacity of the holder; or

(d)         Within a period of 6 months following the death of the holder.

Provided, however, that any warrants that have not vested as of the occurrence of one of the dates mentioned above shall be automatically cancelled as of such date, and that the nothing herein shall be deemed to extend the 10-year expiration period of the options as noted above.

The other applicable terms and conditions of the warrants are those set forth in the       resolution of the extraordinary general meeting of                              .

*                              *

*

2

TALEND

NOTICE OF GRANT OF EMPLOYEE WARRANTS

Section II

TERMS AND CONDITIONS

1.                                     Grant of the Warrants.

The Company grants to the holder identified in Section 1 hereof (“Holder”)       warrants allowing for the subscription of       shares at the subscription price set forth in Section 1 (“Subscription Price”), in accordance with the decision of the Board of Directors dated         and the provisions of the          resolution of the extraordinary general meeting of shareholders of           attached hereto in Exhibit 1, which are an integral part of this Notice of Grant.

In the event of a conflict between the terms of the decisions and resolutions and this Notice of Grant, the terms of the decisions and resolutions shall control.

The warrants are governed by the provisions of Article L 228-91 of the French Commercial Code and Article 163 bis G of the French Tax Code.

2.                                     Exercise of the Warrants

(a)                                The warrants may be exercised during their term in accordance with the vesting schedule set forth in Section 1 as well as the terms of the resolution set forth below. In the event of the termination of the holder’s status as an employee, the right to exercise the warrants will be governed in accordance with the terms of the applicable decision set forth in Section 1 above.

(b)                                Exercise of the Warrants

To exercise the warrants, the holder shall send an exercise form in the form set forth in Exhibit 2 of this Notice of Grant (“Exercise Form”), which includes the share subscription form setting forth the decision to exercise the warrants and the number of warrants being exercised (the “Subscribed Shares”). The Exercise Form shall be signed by the holder and delivered by hand or sent by certified mail, return receipt requested, to the Company or via facsimile promptly confirmed by certified mail, return receipt requested, sent to the Company. The Exercise Form must be received by the Company no later than midnight on the expiration date of the warrant. The exercise form must be accompanied by the full subscription price of the Subscribed Shares. When payment is by check, the check shall be attached to the request. In the event payment is not made by a cashier’s check, it shall be considered paid only of duly provisioned. In the event payment is made via wire transfer, the subscription price must be credited to the account of the Company no later than 10 days following the date of reception by the Company of the subscription form.

The issuance of the Shares upon the exercise of the warrants is only permitted on the condition that the full subscription price shall have been paid and compliance with the mandatory provisions of Book II of the French Commercial Code.

Upon the exercise of a warrant, the shares issued to the holder shall be assimilated with the other shares of the Company and shall have dividend rights as from the fiscal quarter in which the warrant was exercised.

3.                                     Modes of payment. Payment of the full subscription price shall be made, at the discretion of the holder, by the following means:

(1)                                 bank wire transfer;

(2)                                 check;

(3)                                 offset of amounts receivable; or

(4)                                 any combination of the above.

4.                                     Non-transferability of Warrants. In accordance with the provisions of Article 163 bis G-II of the French Tax Code, the warrants are non-transferable.

5.                                     Validity of Warrants.  The warrants may only be exercised during the period set forth in Section 1 of this Notice of Grant.

6.                                     Limitations

The grant of the warrants shall not impart to the holder a right to continued employment by the company or its affiliates within the meaning of Article L. 233-3 of the French Commercial Code (hereafter “Affiliate”). The grant of the warrants shall not therefore in any manner limit the right of the Company or an Affiliate to terminate in any circumstances the employment of the holder.

The warrants shall not constitute an agreement of employment or compensation of the beneficiary.

Section III

7.                                     Applicable Law. This Notice of Grant is governed by French law. Any disputes arising out of this Notice of Grant shall be subject to the exclusive jurisdiction of the Trial Court with venue of the Company’s corporate headquarters.

Done at Suresnes, on

HOLDER:	TALEND
Represented by Emmanuel Samson
Authorized Signatory

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